     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2002

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          MACK-CALI REALTY CORPORATION


             (Exact name of registrant as specified in its charter)



               MARYLAND                             22-3305147
    (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)            Identification Number)

 11 COMMERCE DRIVE, CRANFORD, NEW JERSEY
           (908) 272-8000
 (Address, including telephone number,                 07016
    of Principal Executive Offices)                   Zip Code


                       2000 EMPLOYEE STOCK OPTION PLAN AND
                         2000 DIRECTOR STOCK OPTION PLAN

                            (Full Title of the Plans)

                                   COPIES TO:



        MITCHELL E. HERSH                          BLAKE HORNICK, ESQ.
    Chief Executive Officer                Pryor Cashman Sherman & Flynn LLP
  Mack-Cali Realty Corporation                      410 Park Avenue
       11 Commerce Drive                        New York, New York 10022
      Cranford, New Jersey                           (212) 421-4100
        (908) 272-8000

      (Names, addresses and telephone numbers of agents for service)


                         CALCULATION OF REGISTRATION FEE


                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                           AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    BE REGISTERED*         PER SHARE**        OFFERING PRICE      REGISTRATION FEE

Common Stock ($0.01 par
  value).........................      1,650,000 shares          $31.23             $51,529,500           $4,740.71


* All of the securities registered by this registration statement are issuable under the Plans. This registration statement includes: (a) 1,500,000 shares of common stock, par value $.01 per share, with respect to the 2000 Employee Stock Option Plan and (b) 150,000 shares of common stock with respect to the 2000 Director Stock Option Plan. This registration statement also includes: (a) 2,500,000 shares of common stock, $.01 par value per share, with respect to the 2000 Employee Stock Option Plan and (b) 200,000 shares of common stock with respect to the 2000 Director Stock Option Plan, for which a registration fee was paid with the filing of Registration Statement No. 333-52478, on Form S-8, with the Securities and Exchange Commission on December 21, 2000.

** Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share represents the average of the high and low prices of our common stock as reported by The New York Stock Exchange on October 1, 2002.

                                EXPLANATORY NOTES

     Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-52478, on Form S-8, including the reoffer prospectus contained therein, filed with the Securities and Exchange Commission on December 21, 2000, and Post-Effective Amendment No. 1 to such Registration Statement, including the reoffer prospectus contained therein, which was filed with the Securities and Exchange Commission on May 1, 2001.

     Included on the immediately following pages is a "reoffer prospectus." The reoffer prospectus is filed as part of the Registration Statement on Form S-8 and has been prepared in accordance with the requirements of Part I of Form S-3. It may be used for reoffers of common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as the term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to the exercise of stock options granted under our 2000 Employee Stock Option Plan and 2000 Director Stock Option Plan.

PROSPECTUS

                          MACK-CALI REALTY CORPORATION

                                409,519 SHARES OF
                                  COMMON STOCK

     We are a fully-integrated, self-administered and self-managed real estate investment trust. The persons listed as our selling shareholders in this prospectus are offering and selling up to 409,519 shares of our common stock. We will issue these shares of our common stock to such selling shareholders upon their exercise of options now or hereafter granted. All net proceeds from the sale of the shares of common stock offered by this prospectus will go to the selling shareholders. We will not receive any proceeds from such sales.

     The selling shareholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets or on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

     Our common stock is listed on The New York Stock Exchange and the Pacific Exchange under the symbol "CLI." The closing price of our common stock as reported on The New York Stock Exchange on October 1, 2002, was $31.00 per share.

     INVESTMENT IN OUR COMMON STOCK INVOLVES CERTAIN RISKS, INCLUDING THOSE DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. YOU SHOULD CONSIDER SUCH RISK FACTORS BEFORE INVESTING IN OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is October 2, 2002.

                                TABLE OF CONTENTS



                                                   PAGE
                                                 --------
     Available Information................            1

     Incorporation of Certain Documents by
       Reference..........................            2

     Information About Us.................            3

     Use of Proceeds......................            3

     Selling Shareholders.................            4

     Plan of Distribution.................            5

     Description of Our Common Stock......            6

     Legal Matters........................            7

     Experts..............................            7


We have not authorized any dealer, salesperson or any other person to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, you must not rely upon such information or representations as having been authorized by us or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.




                              AVAILABLE INFORMATION

     We have not authorized any dealer, salesperson or any other person to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, you must not rely upon such information or representations as having been authorized by us or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

     We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange Commission: 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov. In addition, our common stock is listed on The New York Stock Exchange and the Pacific Exchange, and similar information concerning us can be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(a) Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 2001;

(b) Our Quarterly Reports on Form 10-Q (File Nos. 1-13274) for the fiscal quarters ended March 31, 2002 and June 30, 2002 and;

(c) Our Current Reports on Form 8-K (File Nos. 1-13274) dated May 13, 2002 and June 4, 2002;

(d) Our Proxy Statement relating to our Annual Meeting of Stockholders held on May 14, 2002; and

(e) The description of our common stock and the description of certain provisions of the laws of the State of Maryland and our charter and bylaws, contained in our Articles of Restatement dated June 11, 2001, filed as Exhibit
3.1 to our Quarterly Report on Form 10-Q dated June 30, 2001, and our Amended and Restated Bylaws dated June 10, 1999, filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 1999, and any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings (including the exhibits to such filings that we have specifically incorporated by reference in such filings) at no cost, by writing or telephoning our executive offices at the following address:

                          Mack-Cali Realty Corporation
                       Attention: Chief Financial Officer
                                11 Commerce Drive
                           Cranford, New Jersey 07016
                                 (908) 272-8000

     You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

     ALL REFERENCES IN THIS PROSPECTUS TO "WE," "US," OR "OUR" INCLUDE MACK-CALI REALTY CORPORATION, A MARYLAND CORPORATION, AND ANY SUBSIDIARIES OR OTHER ENTITIES THAT WE OWN OR CONTROL. ALL REFERENCES TO "MACK-CALI REALTY, L.P." IN THIS PROSPECTUS INCLUDE MACK-CALI REALTY, L.P., A DELAWARE LIMITED PARTNERSHIP, AND ANY SUBSIDIARIES OR OTHER ENTITIES THAT IT OWNS OR CONTROLS. ALL REFERENCES IN THIS PROSPECTUS TO "COMMON STOCK" REFER TO OUR COMMON STOCK, PAR VALUE $.01 PER SHARE. ALL REFERENCES IN THIS PROSPECTUS TO "UNITS" REFER TO THE UNITS OF LIMITED PARTNERSHIP INTEREST IN MACK-CALI REALTY, L.P.

                              INFORMATION ABOUT US

     We are a fully-integrated, self-administered and self-managed real estate investment trust, or "REIT." We own and operate a real estate portfolio comprised predominately of Class A office and office/flex properties located primarily in the Northeast, as well as commercial real estate leasing, management, acquisition, development and construction services on an in-house basis.

     As of September 1, 2002, we owned or had interests in 260 properties plus developable land. Our properties aggregate approximately 27.4 million square feet, which are comprised of 151 office buildings and 96 office/flex buildings, totaling approximately 26.9 million square feet (which include five office buildings and one office/flex building aggregating 1.5 million square feet, owned by unconsolidated joint ventures in which we have investment interests), six industrial/warehouse buildings totaling approximately 387,000 square feet, three stand-alone retail properties totaling approximately 118,040 square feet (which includes one retail property totaling approximately 100,740 square feet, owned by an unconsolidated joint venture in which we have an investment interest), three land leases and one hotel property (which is owned by an unconsolidated joint venture in which we have an investment interest). Our properties are located in 10 states, primarily in the Northeast, plus the District of Columbia.

     We believe that our properties have excellent locations and access and that we effectively maintain and professionally manage them. As a result, we believe that our properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets.

     Our strategy is to focus on attractive opportunities in high-barrier-to-entry markets, primarily predicated on our strong presence in the Northeast region of the United States. We plan to sell substantially all of our properties located in the Southwestern and Western regions, using such proceeds to invest in property acquisitions and development projects in our core Northeast markets, as well as to repay debt and fund stock repurchases.

     Our shares of common stock are listed on The New York Stock Exchange and the Pacific Exchange under the symbol "CLI." We have paid regular quarterly distributions on our common stock since we commenced operations as a REIT in 1994. We intend to continue making regular quarterly distributions to the holders of our common stock. Distributions depend upon a variety of factors, and there can be no assurance that distributions will be made in the future.

     All of our interests in the properties are held by, and our operations are conducted through, Mack-Cali Realty, L.P., a Delaware limited partnership, or by entities controlled by Mack-Cali Realty, L.P. We are the sole general partner of Mack-Cali Realty, L.P. As of June 30, 2002, we were the beneficial owner of approximately 80.4 percent of the outstanding partnership interests of Mack-Cali Realty, L.P., assuming the conversion of all of our preferred limited partnership units into common limited partnership units.

     We were incorporated under the laws of the State of Maryland on May 24, 1994. Our executive offices are located at 11 Commerce Drive, Cranford, New Jersey 07016, and our telephone number is (908) 272-8000. We have an internet web address at "http://www.mack-cali.com."

                                 USE OF PROCEEDS

     We are registering the shares of common stock offered by this prospectus for the account of the selling shareholders identified in the section of this prospectus entitled "Selling Shareholders." All of the net proceeds from the sale of the common stock will go to the selling shareholders who offer and sell their shares of such stock. We will not receive any part of the proceeds from the sale of such shares.

                              SELLING SHAREHOLDERS

     The selling shareholders are persons listed in the table below who have acquired the common stock offered by this prospectus pursuant to our 2000 Director Stock Option Plan and/or 2000 Employee Stock Option Plan. Each selling shareholder will receive all of the net proceeds from the sale of his shares of common stock offered by this prospectus.

     The following table sets forth certain information regarding the ownership of our common stock by the selling shareholders as of September 1, 2002. The number of shares of common stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the selling shareholders change as a result thereof. There is no assurance that any of the selling shareholders will offer for sale or sell any or all of the common stock offered by them pursuant to this prospectus.


                                                                                          NUMBER OF
                                                             NUMBER OF      NUMBER OF   SHARES TO BE
                                                            SHARES OWNED     SHARES        OWNED
                                                              PRIOR TO     REGISTERED      AFTER
NAME AND POSITION WITH US                                   OFFERING(1)     HEREBY(2)    OFFERING(3)
------------------------------                              ------------   ----------   ------------
Mitchell E. Hersh.........................................     673,900       150,000       523,900
  Chief Executive Officer and Director
Timothy M. Jones..........................................     520,575        90,000       430,575
  President
Barry Lefkowitz...........................................     223,587        75,000       148,587
  Executive Vice President and Chief Financial Officer
Roger W. Thomas...........................................     220,798        76,000       144,798
  Executive Vice President, General Counsel and Secretary
Michael A. Grossman.......................................     123,351        18,519       104,832
  Executive Vice President


(1) Includes shares of common stock acquired not pursuant to any employee or director benefit plan, common stock underlying options and restricted stock granted pursuant to our 2000 Employee Stock Option Plan and our 2000 Director Stock Option Plan (both vested and unvested), common stock underlying vested options, restricted stock granted under any other employee or director benefit plan, and common stock underlying common units, preferred units (as converted into common units), warrants to acquire units and vested warrants to acquire common stock.

(2) Includes all common stock underlying options granted and all restricted stock issued pursuant to our 2000 Employee Stock Option Plan and our 2000 Director Stock Option Plan.

(3) Assumes all shares registered under this prospectus will be sold. Each selling shareholder would own less than one percent of the number of outstanding shares of common stock at September 1, 2002.

Information regarding each selling shareholder's current relationship with us or our predecessors and affiliates and such relationships, if any, within the past three years is set forth below.

     MITCHELL E. HERSH has served as our Chief Executive Officer since 1999. Mr. Hersh also has served as a member of our Board of Directors and its Executive Committee since 1997. Mr. Hersh served as our President and Chief Operating Officer from December 1997 through April 19, 1999, when he became Chief Executive Officer.

     TIMOTHY M. JONES has served as our President since 1999. Previously, Mr. Jones served as our Executive Vice President and Chief Investment Officer from 1997 through 1999.

     BARRY LEFKOWITZ has served as our Executive Vice President since 1997 and Chief Financial Officer since 1994.

     ROGER W. THOMAS has served as our Executive Vice President and Secretary since 1997, and as our General Counsel since 1994.

     MICHAEL A. GROSSMAN has served as our Executive Vice President since 2000. Mr. Grossman served as our Senior Vice President in 2000, and as our Vice President from 1997 to January 2000.

                              PLAN OF DISTRIBUTION

     The shares of our common stock offered by this prospectus may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on The New York Stock Exchange or other exchanges on which our common stock is traded, in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold in one or more of the following transactions:

     (a) a block trade in which the broker or dealer so engaged will attempt to sell the selling shareholder shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     (c) an exchange distribution in accordance with the rules of the exchange; and

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a selling shareholder will be selected by such selling shareholder. Brokers or dealers will receive commissions or discounts from selling shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     Upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of selling shareholder shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required, pursuant to Rule 424(c) under the Securities Act of 1933, as amended, disclosing: (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of selling shareholder shares involved, (iii) the price at which such selling shareholder shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

     The selling shareholders reserve the sole right to accept and, together with any agent of the selling shareholders, to reject in whole or in part any proposed purchase of the selling shareholder shares. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

     To the extent required, the amount of the shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement accompanying this prospectus or, if appropriate, a post-effective amendment to the registration statement. The selling shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933, as amended, and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act of 1933, as amended.

     Offers and sales of shares of the common stock have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholder shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholder shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     Each selling shareholder and any other person participating in a distribution of shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of our shares of common stock by the selling shareholders or any such other person. This may affect the marketability of our common stock and the brokers' and dealers' ability to engage in market-making activities with respect to our common stock.

     We will pay substantially all of the expenses incident to the registration of the shares of common stock offered by this prospectus, estimated to be approximately $10,000.

                         DESCRIPTION OF OUR COMMON STOCK

GENERAL

     Our authorized capital stock consists of 190,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. At September 1, 2002, 57,664,318 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

      Each outstanding share of common stock will entitle the holder to one vote on all matters presented to shareholders for a vote, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit described below. Holders of shares of common stock will have no preemptive rights or cumulative voting rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of shares of common stock if and when declared by our board of directors out of funds legally available therefor. We have paid regular and uninterrupted quarterly dividends from the third quarter of 1994.

     Under Maryland law, shareholders generally are not liable for our debts or obligations. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distribution, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities, including debts and liabilities arising out of our role as general partner of Mack-Cali Realty, L.P.

     With certain exceptions, our charter provides that no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8 percent of the value of our issued and outstanding shares of capital stock. See "--Restrictions on Transfer" below.

     The registrar and transfer agent for our common stock is EquiServe Trust Company, N.A.

REDEMPTION RIGHTS

     Certain individuals who received common units in Mack-Cali Realty, L.P. have the right to have their common units redeemed for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of such redemption, or, at our election, shares of our common stock, on a one-for-one basis. However, we may not pay for such redemption with shares of common stock if, after giving effect to such redemption, any person would beneficially or constructively own shares in excess of the ownership limit described in "Restrictions on Transfer". As of June 30, 2002, the limited partners of Mack-Cali Realty, L.P. owned 14,089,197 common units, assuming conversion of all preferred limited partnership units into common limited partnership units, which can be redeemed for an equal number of shares of our common stock.

RESTRICTIONS ON TRANSFER

     OWNERSHIP LIMITS. Our charter contains certain restrictions on the number of shares of capital stock that a shareholder may own, directly or beneficially. For us to qualify as a REIT under the Internal Revenue Code, no more than 50 percent of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because we expect to continue to qualify as a REIT, our charter contains restrictions on the direct and beneficial acquisition of capital stock intended to ensure compliance with these requirements.

     Our charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8 percent (the "Ownership Limit") of the value of the issued and outstanding shares of capital stock. Our board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors or our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give us written notice of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the board of directors no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee having the direct or beneficial ownership of shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. Any transfer of securities that would: (1) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit; (2) result in the shares of stock being owned by fewer than 100 persons; or (3) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void, and the transferor will be deemed not to have transferred the shares.

     All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

     Every owner of more than five percent (or such lower percentage as required by the Internal Revenue Code or its regulations) of the issued and outstanding shares of capital stock must file a written notice with us containing the information specified in the charter no later than January 31 of each year. In addition, every shareholder will upon demand be required to disclose in writing such information as we may request in order to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on our status as a REIT.

     The foregoing ownership limitations may have the effect of precluding acquisition of control of us without the consent of the board of directors.

                                  LEGAL MATTERS

     Our counsel, Pryor Cashman Sherman & Flynn LLP, New York, New York, will issue an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered by this prospectus.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     We have not authorized any dealer, salesperson or any other person to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, you must not rely upon such information or representations as having been authorized by us or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

                                 409,519 SHARES

                          MACK-CALI REALTY CORPORATION

                                  COMMON STOCK

                          ----------------------------
                                   PROSPECTUS
                          ----------------------------

                                 OCTOBER 2, 2002

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     We hereby incorporate by reference in this registration statement the following documents:

(a) Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 2001;

(b) Our Quarterly Reports on Form 10-Q (File Nos. 1-13274) for the fiscal quarters ended March 31, 2002 and June 30, 2002;

(c) Our Current Reports on Form 8-K (File Nos. 1-13274) dated May 13, 2002 and June 4, 2002;

(d) Our Proxy Statement relating to our Annual Meeting of Stockholders held on May 14, 2002; and

(e) The description of our common stock and the description of certain provisions of the laws of the State of Maryland and our charter and bylaws, contained in our Articles of Restatement dated June 11, 2001, filed as
Exhibit 3.1 to our Quarterly Report on Form 10-Q dated June 30, 2001, and our Amended and Restated Bylaws dated June 10, 1999, filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 1999, and any amendments or reports filed for the purpose of updating such description.

     The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed above and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our officers and directors are indemnified under Maryland law, our charter and the Second Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P., as amended (the "Partnership Agreement of Mack-Cali Realty, L.P."), against certain liabilities. Our charter authorizes us, and our bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland.

     The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, or the director or officer was adjudged to be liable to the corporation for the act or omission. No amendment of our charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits us to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, with specified exceptions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision consistent with the MGCL. No amendment of our charter shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Partnership Agreement of Mack-Cali Realty, L.P. also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits the liability of us and our officers and directors to Mack-Cali Realty, L.P. and its partners to the same extent liability of our officers and directors to our stockholders is limited under our charter.

     In addition, the Delaware Revised Limited Partnership Act provides that a limited partner has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

     We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of our charter and bylaws and the Partnership Agreement of Mack-Cali Realty, L.P., it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by the stockholders to eliminate the rights it provides.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8. EXHIBITS.


          4.1       Form of Common Stock Certificate (filed as Exhibit 4.1 to
                         our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998 and incorporated herein by reference).

          5.1       Opinion of Pryor Cashman Sherman & Flynn LLP

          10.1      2000 Employee Stock Option Plan (filed as Exhibit 10.1 to
                         our Registration Statement on Form S-8, Registration
                         Number 333-52478, as amended by the First Amendment to the 2000 Employee Stock Option Plan filed as Exhibit
                         10.17 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, each incorporated herein by reference).

          10.2      2000 Director Stock Option Plan (filed as Exhibit 10.2 to
                         our Registration Statement on Form S-8, Registration
                         Number 333-52478, as amended by the First Amendment to the 2000 Director Stock Option Plan filed as Exhibit
                         10.18 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, each incorporated herein by reference).

          23.1      Consent of Pryor Cashman Sherman & Flynn LLP (included in
                         Exhibit 5.1)


          23.2      Consent of PricewaterhouseCoopers LLP

          24.1      Power of Attorney (see signature page)


ITEM 9. UNDERTAKINGS.

     We, the undersigned registrant, hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on this 10th day of September, 2002.

                                   MACK-CALI REALTY CORPORATION

                                   By:          /s/ MITCHELL E. HERSH
                                       -----------------------------------------
                                                    Mitchell E. Hersh
                                                 CHIEF EXECUTIVE OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mitchell E. Hersh, Timothy Jones, Roger W. Thomas, Barry Lefkowitz or Michael Grossman, or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                                   TITLE                    DATE
                 ---------                                   -----                    ----

         /s/ MITCHELL E. HERSH
-------------------------------------------       Chief Executive Officer and   September 10, 2002
             Mitchell E. Hersh                      Director

          /s/ BARRY LEFKOWITZ                     Executive Vice President
-------------------------------------------         and Chief Financial         September 10, 2002
              Barry Lefkowitz                       Officer

          /s/ WILLIAM L. MACK
-------------------------------------------       Chairman of the Board         September 10, 2002
              William L. Mack

           /s/ JOHN J. CALI
-------------------------------------------       Chairman Emeritus             September 10, 2002
               John J. Cali

         /s/ BRENDAN T. BYRNE
-------------------------------------------       Director                      September 10, 2002
             Brendan T. Byrne

           /s/ JOHN R. CALI
-------------------------------------------       Director                      September 10, 2002
               John R. Cali




                 SIGNATURE                                   TITLE                    DATE
                 ---------                                   -----                    ----

          /s/ NATHAN GANTCHER
-------------------------------------------       Director                      September 10, 2002
              Nathan Gantcher


-------------------------------------------       Director                      September 10, 2002
              Martin D. Gruss

           /s/ EARLE I. MACK
-------------------------------------------       Director                      September 10, 2002
               Earle I. Mack

        /s/ ALAN G. PHILIBOSIAN
-------------------------------------------       Director                      September 10, 2002
            Alan G. Philibosian


-------------------------------------------       Director                      September 10, 2002
               Irvin D. Reid

           /s/ VINCENT TESE
-------------------------------------------       Director                      September 10, 2002
               Vincent Tese

         /s/ ROBERT F. WEINBERG
-------------------------------------------       Director                      September 10, 2002
             Robert F. Weinberg

         /s/ ROY J. ZUCKERBERG
-------------------------------------------       Director                      September 10, 2002
             Roy J. Zuckerberg


                                INDEX TO EXHIBITS



     EXHIBIT
       NO.                           DESCRIPTION OF EXHIBIT
------------------                   ----------------------

          4.1       Form of Common Stock Certificate (filed as Exhibit 4.1 to
                         our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998 and incorporated herein by reference).

          5.1       Opinion of Pryor Cashman Sherman & Flynn LLP

          10.1      2000 Employee Stock Option Plan (filed as Exhibit 10.1 to
                         our Registration Statement on Form S-8, Registration
                         Number 333-52478, as amended by the First Amendment to the 2000 Employee Stock Option Plan filed as Exhibit
                         10.17 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, each incorporated herein by reference).

          10.2      2000 Director Stock Option Plan (filed as Exhibit 10.2 to
                         our Registration Statement on Form S-8, Registration
                         Number 333-52478, as amended by the First Amendment to the 2000 Director Stock Option Plan filed as Exhibit
                         10.18 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, each incorporated herein by reference).

          23.1      Consent of Pryor Cashman Sherman & Flynn LLP (included in
                         Exhibit 5.1)

          23.2      Consent of PricewaterhouseCoopers LLP

          24.1      Power of Attorney (see signature page)
